Exhibit 10.16.10

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

TENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of April 26, 2018

Between

QUICKEN LOANS INC., as Seller,

and

JPMORGAN CHASE BANK, N.A., as a Buyer and as Administrative Agent for the Buyers,

and

the other Buyers from time to time party hereto

1.                                      This Amendment.

The Parties agree hereby to amend (for the tenth time) the Master Repurchase Agreement dated May 2, 2013 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated May 1, 2014, the Second Amendment to Master Repurchase Agreement dated December 19, 2014, the Third Amendment to Master Repurchase Agreement dated April 30, 2015, the Fourth Amendment to Master Repurchase Agreement dated April 28, 2016, the Fifth Amendment to Master Repurchase Agreement dated November 18, 2016, the Sixth Amendment to Master Repurchase Agreement dated April 27, 2017, the Seventh Amendment to Master Repurchase Agreement dated October 12, 2017, the Eighth Amendment to Master Repurchase Agreement dated December 14, 2017, and the Ninth Amendment to Master Repurchase Agreement dated January 25, 2018 (the “Amended MRA”) and as amended hereby and as it may be supplemented, further amended or restated from time to time, the “MRA”) to (i) extend the latest Termination Date to April 25, 2019, and (ii) revise the provision limiting distributions, and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment (this “Amendment”) have the same meanings here as there. The Sections of this Amendment are numbered to correspond with the numbers of the Sections of the Original MRA amended hereby and are therefore nonsequential.

2.                                      “Termination Date” means the earliest of:

(i)             the Business Day, if any, that Seller designates as the Termination Date by written notice given to Administrative Agent at least thirty (30) days before such date;

(ii)          the Business Day that Administrative Agent designates as the Termination Date by written notice given to Seller after the date (if any) of [***] death or disability, which notice Administrative Agent shall have the right to give only if Administrative Agent has not sooner approved in writing the new voting control (if any) of Rock Holdings and Seller’s new senior management team, which voting control or executive management team (or both) shall have been established as a direct or indirect result or consequence of, or in response to, [***] death or disability and which Termination Date must be at least one hundred eighty (180) days after the date of his death or disability and at least ten (10) Business Days after the date of such written notice by Administrative Agent;

(iii)       the date of declaration of the Termination Date pursuant to clause (vi) of Section 12(c); and

(iv)      April 25, 2019.

3.                                      Seller’s Covenants.

A.            Section 11(j) is amended in its entirety to read as follows:

(j)                                    Limits on Distributions.

(i)                      If any Default or Event of Default described in [***] or [***], or both, in an aggregate amount of [***] or more, shall have occurred and be continuing, Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Administrative Agent, which Administrative Agent may grant or withhold in its sole discretion.

(ii)                   If any Default or Event of Default other than those specifically referred to in Subsection 11(j)(i) shall have occurred and be continuing, Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution other than Tax Dividends on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Administrative Agent, which Administrative Agent may grant or withhold in its sole discretion.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carolyn Johnson
	Name:	Carolyn Johnson
	Title:	Authorized Officer

QUICKEN LOANS INC.

By:	/s/ Jay Farner
	Name:	Jay Farner
	Title:	Chief Executive Officer

Counterpart signature page to Tenth Amendment to Master Repurchase Agreement among

Quicken Loans Inc., as Seller, JPMorgan Chase Bank, NA., as a Buyer and as Administrative

Agent for the Buyers and the other Buyers party thereto